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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2014

Protective Life Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11339 (Commission File Number)	95-2492236 (IRS Employer Identification No.)

2801 Highway 280 South Birmingham, Alabama 35223
(Address of principal executive offices and zip code)

(205) 268-1000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

        On June 3, 2014, Protective Life Corporation, a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with The Dai-ichi Life Insurance Company, Limited, a kabushiki kaisha organized under the laws of Japan ("Dai-ichi") and DL Investment (Delaware), Inc., a Delaware corporation and wholly-owned subsidiary of Dai-ichi ("Merger Sub"), providing for the merger of Merger Sub with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly-owned subsidiary of Dai-ichi.

        The Company's Board of Directors (the "Board") unanimously (1) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of, the Company and its stockholders, (2) approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (3) resolved to recommend the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement by the stockholders of the Company. The Board received a fairness opinion from its financial advisor, Morgan Stanley & Co. LLC.

        At the effective time of the Merger (the "Effective Time"), each share of the Company's common stock, par value $0.50 per share, issued and outstanding immediately prior to the Effective Time, other than certain excluded shares, will be converted into the right to receive $70 in cash, without interest (the "Per Share Merger Consideration"). Shares of common stock held by Dai-ichi or the Company or their respective direct or indirect wholly-owned subsidiaries will not be entitled to receive the Merger Consideration. Stock appreciation rights, restricted stock units and performance shares issued under various benefit plans will be paid out as described below under "Treatment of Benefit Plans".

        Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholders meeting that will be held on a date to be announced. Completion of the Merger is subject to various closing conditions, including, but not limited to, (1) adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of all outstanding shares of common stock (the "Stockholder Approval"), (2) requisite approval of the Japan Financial Services Agency of an application and notification filing by Dai-ichi and its affiliates, (3) the receipt of certain insurance regulatory approvals and (4) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each party's obligation to consummate the Merger also is subject to certain additional conditions that include the accuracy of the other party's representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers) and the other party's compliance with its covenants and agreements contained in the Merger Agreement in all material respects. The Merger Agreement does not contain a financing condition.

        The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, agreements to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, not to engage in certain kinds of transactions during this period, and to convene and hold a meeting of its stockholders for the purpose of obtaining the Stockholder Approval.

        Pursuant to the Merger Agreement, during the period beginning on the date of the Merger Agreement and continuing until 5:00 p.m. (New York time) on June 29, 2014 (such period, the "Solicitation Period" and such date, the "No-Shop Period Start Date"), the Company and its representatives may initiate, solicit and encourage alternative acquisition proposals from third parties, provide nonpublic information to such third parties and participate in discussions and negotiations with such third parties regarding alternative acquisition proposals. Beginning on the No-Shop Period Start Date, the Company will become subject to customary "no shop" restrictions on its ability to initiate, solicit or encourage alternative acquisition proposals. However, at any time prior to receipt of the

Stockholder Approval, the Company may provide information to and negotiate with third parties who submit alternative acquisition proposals (whether submitted before or after the No-Shop Period Start Date) that the Board has determined, after consultation with outside counsel and its financial advisor, are (or could reasonably be expected to be) Superior Proposals. Further, subject to certain limitations, at any time prior to the receipt of Stockholder Approval, the Board may change its recommendation and the Company may terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal, subject to the payment by the Company to Dai-ichi of a termination fee in the amount of $140 million (such fee is reduced to $105 million if these events occur during the Solicitation Period).

        Prior to receipt of the Stockholder Approval, the Board may change its recommendation (a "Change in Recommendation") upon the occurrence of a development or change in circumstances that occurs or arises after the execution of the Merger Agreement (other than receipt of an acquisition proposal) that was not known to the Board at the time of execution of the Merger Agreement (an "Intervening Event"), if the Board determines in good faith, after consultation with its outside counsel and financial advisor, that failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders. In addition, prior to receipt of the Stockholder Approval, the Board may change its recommendation upon receipt of an alternative acquisition proposal that the Board has determined in good faith, after consultation with outside counsel and its financial advisor, is more favorable to the Company's stockholders than the Merger and the other transactions contemplated by the Merger Agreement (taking into account any adjustments to the Merger Agreement as described below), after due consideration of all of the terms and conditions of such acquisition proposal (including all legal, financial, regulatory, timing and other aspects of the proposal) (such proposal, a "Superior Proposal"), if the Board determines in good faith, after consultation with its outside counsel and financial advisor, that failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders.

        Prior to effecting a Change in Recommendation, the Board must provide Dai-ichi with advance written notice of its intention to do so, which notice will, in the case of the occurrence of an Intervening Event, include a written description in reasonable detail of such Intervening Event, and in the case of a Superior Proposal, attach the most current version of the proposed agreement relating to such Superior Proposal. Dai-ichi will have five business days after receipt of such notice (the "Match Period") to negotiate with the Company to make such adjustments in the terms and conditions of the Merger Agreement as would permit the Board not to effect a Change in Recommendation. The Board may effect a Change in Recommendation only if Dai-ichi does not make a proposal (including any revisions to the terms of the Merger Agreement) within the Match Period that the Board determines in good faith after consultation with outside counsel and its financial advisor, obviates the need for a Change of Recommendation. Dai-ichi will be entitled to two such match rights with respect to proposals received from a particular bidder. Thereafter the Company will be able to effect a Change in Recommendation and accept the pertinent Superior Proposal.

        If the Merger Agreement is terminated by Dai-ichi because the Board changes its recommendation as a result of a Superior Proposal, or the Company terminates the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal, the termination fee payable by the Company to Dai-ichi will be $140 million (reduced, as noted above, in certain circumstances). A termination fee of $140 million is also payable by the Company in certain circumstances where the Merger Agreement is terminated without receipt of the Stockholder Approval at the time a competing bid was outstanding.

        In addition, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by February 28, 2015, which date is extended until April 30, 2015 in the event of delays in obtaining regulatory approval.

Treatment of Benefit Plans

        Pursuant to the Merger Agreement, at or immediately prior to the Effective Time, each stock appreciation right with respect to shares of Common Stock granted under any Stock Plan (each, a "SAR") that is outstanding and unexercised immediately prior to the Effective Time and that has a base price per share of Common Stock underlying such SAR (the "Base Price") that is less than the Per Share Merger Consideration (each such SAR, an "In-the-Money SAR"), whether or not exercisable or vested, will be cancelled and converted into the right to receive an amount in cash, without interest, determined by multiplying (i) the excess of the Per Share Merger Consideration over the Base Price of such In-the-Money SAR by (ii) the number of shares of Common Stock subject to such In-the-Money SAR (such amount, the "SAR Consideration"). At the Effective Time, each SAR that has a Base Price that is equal to or greater than the Per Share Merger Consideration, whether or not exercisable or vested, will be cancelled and the holder of such SAR will not be entitled to receive any payment in exchange for such cancellation.

        Pursuant to the Merger Agreement, at or immediately prior to the Effective Time, each restricted share unit with respect to a share of Common Stock granted under any Stock Plan (each, a "RSU") that is outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, determined by multiplying (i) the Per Share Merger Consideration by (ii) the number of RSUs.

        Pursuant to the Merger Agreement, at or immediately prior to the Effective Time, the number of performance shares earned for each award of performance shares granted under any Stock Plan will be calculated by determining the number of performance shares that would have been paid if the subject award period had ended on the December 31 immediately preceding the Effective Time (based on the conditions set for payment of performance share awards for the subject award period), provided that the number of performance shares earned for each award will not be less than the aggregate number of performance shares at the target performance level, and provided further that with respect to awards granted in the year in which the Effective Time occurs, performance shares will be earned at the same percentage as awards granted in the year preceding the year in which the Effective Time occurs. At or immediately prior to the Effective Time, each performance share so earned (each, a "Performance Share") that is outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, determined by multiplying (i) the Per Share Merger Consideration by (ii) the number of Performance Shares.

Other Matters

        The Merger Agreement has been included in this filing to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in a confidential disclosure letter provided in connection with the signing of the Merger Agreement. This confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

        The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by this reference.

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Each of the Company's executive officers, including Messrs. Johns, Bielen, Temple and Thigpen and Ms. Long, has agreed, pursuant to negotiations with Dai-ichi, to replace his or her Employment Continuation Agreement with a new employment agreement with the Company, to be and become effective only if the Merger is consummated (the "Restated Agreements"). The Employment Continuation Agreements, which generally would become effective as of the date a change in control of the Company occurs, provide each of the executives with the right to receive certain severance benefits in the event that, during a specified period following a change in control of the Company, the executive's employment is involuntarily terminated by the Company or is voluntarily terminated by the executive following the occurrence of certain specified adverse changes in the terms and conditions of the executive's employment. The severance benefits that would be payable in such circumstances to Messrs. Johns, Bielen, Temple and Thigpen and Ms. Long are equal to three times the sum of the officer's (i) then current annual base salary, (ii) an amount equal to the average of the annual bonuses payable for the three fiscal years of the Company preceding the effective date of the change in control or preceding the date of the executive's termination, whichever average amount is greater (the "Average Bonus Amount"), and (iii) except for Mr. Temple, the average of the grant values of the equity-based compensation awards received by such officer in the year in which a change in control occurs and in each of the two prior years. For the other executives, the severance benefits payable are equal to two times the sum of their annual base salary and the officer's Average Bonus Amount.

        Under the terms of the Restated Agreements, each of the officers agrees to remain employed by the Company for a period of (i) three years, in the case of Messrs. Johns, Bielen, Temple and Thigpen and Ms. Long, and (ii) two years, in the case of the other executives, following the closing of the Merger, in the position and with the title specified in the Restated Agreement. The Restated Agreement specifies and confirms the base salary, minimum annual bonus amounts and long-term incentive compensation opportunities that each executive will be entitled to receive for their continuing services. Such amounts were determined based on the levels of compensation paid or the opportunities made available by the Company. Pursuant to the Restated Agreement, each officer agrees, for the benefit of the Company, to certain adjustments to the circumstances under which he or she would have the right to terminate employment and receive payment of the stated severance benefits, including foregoing certain claims arising from changes in their duties arising by reason of the Merger. The severance benefit payable under the Restated Agreements in the event of an involuntary termination by the Company or a termination by the executive due to an adverse change in the revised terms of his or her employment are essentially the same as those that would have been payable under the Employment Continuation Agreements, except that Mr. Temple has the same severance benefits as the other executive officers and except as specified below.

        As an inducement for the officers to enter into the Restated Agreements and remain employed following the closing of the Merger, each officer (except Mr. Johns) will receive a retention payment for continuing in the Company's employ. Mr. Johns has agreed that he will not receive any retention payment. In the case of Mr. Bielen, Ms. Long, Mr. Temple and Mr. Thigpen, this retention payment is payable in three equal installments on each of the first three anniversaries of the closing, generally subject to the executive's continued employment through such date (except in the case of death and disability, or involuntary termination without cause or resignation for good reason, as defined in the Restated Agreement). In the case of the other executive officers (but excluding Mr. Johns), the retention payment is payable one-third on the first anniversary of the closing and two-thirds on the second anniversary. In the event that any executive becomes entitled to receive severance benefits under the Restated Agreement, the retention payment paid or payable will reduce the severance benefits otherwise payable.

        To support the commitment of each of the executives to remain employed with the Company, each Restated Agreement contains certain restrictive covenants for the benefit of the Company, including a covenant not to compete for a period of one year following the earlier to occur of (i) the termination of the executive's employment or (ii) the date the retention payment is paid in full (or in the case of Mr. Johns, the third anniversary of the effective date of the Restated Agreement).

        The following table sets forth the compensation, including the Retention Payment, that will be payable to each of the executives under the terms of the Restated Agreement:

Name	Annual Base Salary	Retention Payments (paid over three years)	Annual LTI Award	Minimum Annual Incentive	Position
John D Johns	$975,000	—	$3,800,000	$2,223,000	Chairman of the Board, President and Chief Executive Officer
Richard J Bielen	$525,000	$4,882,142	$1,100,000	$810,000	Vice Chairman of the Company and Chief Financial Officer
Carl S Thigpen	$475,000	$3,968,399	$725,000	$696,200	EVP Chief Investment Officer
Deborah J Long	$450,000	$3,049,211	$525,000	$509,000	EVP Secretary General Counsel
Michael G Temple	$375,000	$2,039,310	$450,000	$410,300	EVP and Chief Risk Officer

Additional Information and Where to Find It

        This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Dai-ichi. In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company's stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The Company's stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC's website at http://www.sec.gov. In addition, the Company's stockholders may obtain a free copy of the Company's filings with the SEC from the Company's website at http://investor.protective.com/ or by directing a request to: Protective Life Corporation 2801 Highway 280 South, Birmingham, AL 35223, Attn: Eva Robertson, (205) 268-3912, eva.robertson@protective.com.

        The directors, executive officers and certain other members of management and employees of the Company may be deemed "participants" in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company's executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 9, 2013.

Forward-looking Statements

        Statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith that relate to future results and events are forward-looking statements based on the Company's current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure of Dai-ichi to obtain the necessary financing arrangements to consummate the transaction; (4) risks related to disruption of management's attention from the Company's ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company's relationships with its distributors, operating results and business generally.

        Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company's views as of the date on which such statements were made. The Company anticipates that subsequent events and developments will cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 28, 2014, under the heading "Item 1A—Risk Factors and Cautionary Factors that May Affect Future Results," and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by the Company.

Item 8.01—Other Events.

        On June 4, 2014, Dai-ichi and the Company issued a joint press release announcing the execution of the Merger Agreement and related agreements. A copy of that press release is furnished as Exhibit 99.1.

Item 9.01—Financial Statements and Exhibits.

(d)
Exhibits

Exhibit Number		Description
2.1	*	Agreement and Plan of Merger, dated as of June 3, 2014, by and among The Dai-ichi Life Insurance Company, Limited, DL Investment (Delaware), Inc. and Protective Life Corporation
99.1		Joint Press Release of The Dai-ichi Life Insurance Company and Protective Life Corporation
99.2		Letter to Employees of Protective Life Corporation from Protective Life Corporation, dated June 3, 2014
99.3		Employee FAQ, dated June 3, 2014
99.4		Memo to Distributors, dated June 3, 2014
99.5		Distributor Q&A
99.6		Protective Company Fact Sheet
99.7		Investor Relations Presentation, dated June 3, 2014
99.8		Town Hall Slide Presentation, dated June 3, 2014
99.9		Transcript of John D. Johns Video on Protective Intranet, posted June 4, 2014
99.10		Protective Intranet Article, dated June 3, 2014

*
Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION
Date: June 4, 2014
By:	/s/ STEVEN G. WALKER Name: Steven G. Walker Title: Senior Vice President, Controller and Chief Accounting Officer

 EXHIBIT INDEX

Exhibit Number		Description
2.1	*	Agreement and Plan of Merger, dated as of June 3, 2014, by and among The Dai-ichi Life Insurance Company, Limited, DL Investment (Delaware), Inc. and Protective Life Corporation
99.1		Joint Press Release of The Dai-ichi Life Insurance Company and Protective Life Corporation
99.2		Letter to Employees of Protective Life Corporation from Protective, dated June 3 2014
99.3		Employee Q&A, dated June 3, 2014
99.4		Memo to Distributors, dated June 3, 2014
99.5		Distributor Q&A
99.6		Protective Company Fact Sheet
99.7		Investor Relations Presentation, dated June 3, 2014
99.8		Town Hall Slide Presentation, dated June 3, 2014
99.9		Transcript of John D. Johns Video on Protective Intranet, posted June 4, 2014
99.10		Protective Intranet Article, dated June 3, 2014

*
Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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  Item 1.01—Entry into a Material Definitive Agreement.
  Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 8.01—Other Events.
  Item 9.01—Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX